EXHIBIT 17.0

                    LETTER ON DIRECTOR RESIGNATION


                             William Tay
                     1422 Chestnut St., Suite 410
                     Philadelphia, PA 19102-2510
                     Tel: (215) 569-9175 Ext. 11
                         Fax: (215) 569-4710



June 27, 2001

Mr. Bruno Desmarais
President and Director
Millennium Capital Venture Holdings, Inc.
9348 Basile Routhier
Montreal, Quebec, CANADA H2M 1T8


Dear Mr. Desmarais,

Effective immediately, I am resigning as Director, President, Secretary and Treasurer of Millennium Capital Venture Holdings, Inc. My final act as President of the corporation was to ensure that the company is current in all of its financial reports as required by the Securities and Exchange Commission under the Securities Exchange Act of 1934.


                                      Very truly yours,


                                      /s/ WILLIAM TAY
                                      ------------------------
                                      William Tay